Exhibit 99.1

CervoMed to Host Virtual KOL Event on Neflamapimod for Dementia with Lewy Bodies on July 23, 2024

-	Phase 2b RewinD-LB trial of neflamapimod for the treatment of dementia with Lewy bodies is fully enrolled with topline data expected in December 2024

BOSTON, July 11, 2024 (GLOBE NEWSWIRE) -- CervoMed Inc. (NASDAQ: CRVO), a clinical stage company focused on developing treatments for age-related neurologic disorders, today announced that it will host a virtual key opinion leader (KOL) event on Tuesday, July 23, 2024 at 10:00 AM ET.

Company’s management will be joined by John-Paul Taylor, MBBS (hons), MRCPsych, PhD (Newcastle University), who will discuss the unmet need and the role of loss of integrity of the cholinergic system in dementia with Lewy bodies (DLB), and Ralph A. Nixon, MD, PhD (New York University Grossman School of Medicine), who will focus on the mechanistic and preclinical data with neflamapimod, an oral p38α inhibitor that targets the molecular mechanisms underlying degeneration and dysfunction in the basal forebrain cholinergic system.

Agenda Topics: Right Disease, Right Drug, Right Patient, Right Trial

●	Overview of the DLB disease state, unmet need and current treatment landscape for patients
●	Understanding the role of the basal forebrain cholinergic system in clinical disease expression and progression in patients with DLB
●	Neflamapimod mechanism of action and therapeutic potential to reverse disease progression in the basal forebrain cholinergic system
●	Understanding the role of plasma phosphorylated tau in the selection of patients for inclusion in DLB clinical trials
●	Overview of CervoMed’s Phase 2b RewinD-LB trial design in DLB, which is optimized for success and with a positive result is expected to provide a clear path to market in this high value indication

A live question and answer session, moderated by John Alam, MD, Chief Executive Officer of CervoMed, will follow the formal presentation.

Attendees will be required to register in advance for the webcast. To register, click here. For those who are unable to attend, a replay will be made available through CervoMed’s website following the event.

About John-Paul Taylor, MBBS(hons), MRCPsych, PhD

John-Paul Taylor, MBBS(hons), MRCPsych, PhD is Professor of Translational Dementia Research, Institute of Neuroscience, at Newcastle University and Honorary Consultant in Old Age Psychiatry, Northumberland, Tyne and Wear NHS Trust. He specialises in understanding the causes and symptoms of DLB and is a world leading authority in that arena.

Professor John-Paul Taylor graduated with honors and distinction from the University of Newcastle upon Tyne having completed an intercalated MD PhD programme in 2001. He subsequently worked in the Institute of Psychiatry at the Maudsley Hospital in London, before completing clinical academic training in Newcastle upon Tyne. In 2010 he was awarded a Wellcome Trust Intermediate Clinical Fellowship and was appointed in 2019 as Professor of Translational Dementia Research at Newcastle University.

Dr. Taylor has published over 200 peer reviewed articles, numerous book chapters and has edited two books in the field of dementia and old age psychiatry. Dr Taylor’s research focuses on the application of neuroimaging and neurophysiological approaches in understanding symptom aetiology in DLB and Parkinson’s disease dementia as well as developing better management approaches for people with Lewy body disease.

Clinically he leads a specialist Lewy body dementia clinic in Cumbria, Northumberland, Tyne and Wear NHS Foundation Trust.

About Ralph A. Nixon, MD, PhD

Ralph A. Nixon, MD, PhD is Professor of Psychiatry and Cell Biology at New York University Grossman School of Medicine and the Director of the Center for Dementia Research at the Nathan S. Kline Institute. He received his PhD in Cell and Developmental Biology from Harvard, MD from University of Vermont, and internship/residency training in medicine and psychiatry at Massachusetts General Hospital.

Dr. Nixon’s research focuses on the biology of protein clearance by endosomal-lysosomal, autophagy, and calpain-calpastatin systems and addresses molecular defects in these clearance mechanisms driven by genetic and environmental factors as a basis for Alzheimer’s disease and related disorders and as promising therapeutic targets. A second major research effort focuses on the axonal transport, assembly, and turnover of cytoskeletal proteins and their dysregulation within synapses in relation to dementing diseases.

Dr. Nixon has >300 scientific publications (H-index, 108) and eight issued patents. Dr. Nixon’s awards include the MERIT, Leadership and Excellence in Alzheimer Research, and Academic Career Leadership Awards from NIH and the Zenith, Temple Discovery, and Khachaturian Awards from the Alzheimer’s Association. He is past fellow of the A.P. Sloan Foundation and current fellow of the American College of Neuropsychopharmacology.

About the RewinD-LB Phase 2b Study in Dementia with Lewy Bodies

CervoMed’s ongoing Phase 2b study, RewinD-LB, is a randomized, 16-week, double-blind, placebo-controlled clinical trial evaluating oral neflamapimod (40mg TID) in up to 160 patients with very mild or mild dementia due to DLB. Patients completing the 16-week placebo-controlled study period will be able to continue in the study while receiving open label neflamapimod treatment for an additional 32 weeks. Patients with Alzheimer’s Disease-related co-pathology, assessed by a blood biomarker (plasma ptau181), will be excluded. The primary endpoint in the study is change in the Clinical Dementia Rating Sum of Boxes, and secondary endpoints include the Timed Up and Go test, a cognitive test battery, and the Clinician’s Global Impression of Change. The RewinD-LB study is funded by a $21.0 million grant from the National Institutes of Health’s National Institute on Aging, which will be disbursed over the course of the study as costs are incurred. The study includes 43 sites (32 in the United States, eight in the United Kingdom, and three in the Netherlands), all of which have been initiated, and CervoMed announced the completion of enrollment in the study in June 2024. More information on the RewinD-LB study, including contact information on active clinical trial sites, is available at clinicaltrials.gov.

About CervoMed

CervoMed Inc. (the “Company”) is a clinical-stage company focused on developing treatments for age-related neurologic disorders. The Company is currently developing neflamapimod, an investigational, orally administered small molecule brain penetrant that inhibits p38MAP kinase alpha. Neflamapimod has the potential to treat synaptic dysfunction, the reversible aspect of the underlying neurodegenerative processes that causes disease in DLB and certain other major neurological disorders. Neflamapimod is currently being evaluated in a Phase 2b study in patients with DLB.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to, the Company’s planned KOL event and the subject matter to be discussed thereat, the therapeutic potential of neflamapimod, and the anticipated timing and achievement of clinical and development milestones, including the completion and achievement of primary endpoints of the RewinD-LB Phase 2b clinical trial and the Company’s announcement of topline data therefrom. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “might,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources and the availability of additional funds on acceptable terms; the results of the Company’s clinical trials, including RewinD-LB; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the U.S. Food and Drug Administration; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (SEC) on March 29, 2024, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Investor Contact:

PJ Kelleher

LifeSci Advisors

Investors@cervomed.com

617-430-7579